Exhibit 25

                                WARRANT AGREEMENT

          THIS WARRANT AGREEMENT (the "Agreement") is made and entered into as of July 20, 2001 between CBRE Holding, Inc., a Delaware corporation (the "Company") and FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP"), and FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International," and together with FSEP, the "FS Parties").

          WHEREAS, pursuant to that certain Agreement and Plan of Reorganization, dated as of May 14, 1997 by and among CB Richard Ellis Services,Inc. (successor to CB Commercial Real Estate Services Group, Inc.) ("CBRE"), Koll Real Estate Services ("KRES") and the other parties listed therein, KRES merged with a subsidiary of CBRE and the holders of shares of common stock of KRES, including the FS Parties, and options exercisable into shares of common stock of KRES received warrants (the "Old Warrants") to purchase up to an aggregate of 500,000 shares of the Common Stock of CBRE;

          WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 31, 2001, by and among, CBRE, the Company and BLUM CB Corp., a Delaware corporation and wholly owned subsidiary of the Company (the "Acquiror"), the Acquiror will merge with and into CBRE, such that CBRE shall become a wholly owned subsidiary of the Company; and

          WHEREAS, pursuant to that certain Amended and Restated Contribution and Voting Agreement, dated as of May 31, 2001, by and among, the Company, the FS Parties and the other parties thereto, upon the Closing, among other things,
(i) the Company shall cancel the Old Warrants, and (ii) the FS Parties shall receive, in the aggregate, warrants, evidenced by a Warrant Certificate in substantially the form attached hereto as Exhibit A (the "Warrants"), to purchase up to an aggregate of [number of shares of Common Stock equal to the number that represents the same percentage of the total outstanding shares of Common Stock immediately after consummation of the Merger (with respect to the Company) as the warrants to acquire 364,884 shares of CBRE Common Stock entitled Freeman Spogli immediately prior to the consummation of the Merger (with respect to CBRE)] shares (the "Warrant Shares") of the Class B Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

          NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows (capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Merger Agreement):

      SECTION 1.     OPTIONAL EXERCISE OF WARRANT.
                     ----------------------------

          Subject to the terms of this Agreement, each holder of a Warrant may, at any time on and after August 26, 2007, but not later than August 27, 2007 (the "Expiration Date"), exercise this Warrant in whole at any time or in part from time to time for the number of Warrant Shares which such holder is then entitled to purchase hereunder.

          Each holder of a Warrant may exercise such Warrant, in whole or in part by either of the following methods:

               (a) delivering to the Company at its office maintained for such purpose pursuant to Section 12(d): (i) a written notice of such holder's election to exercise such Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) the Warrant and
          (iii) a sum equal to the Exercise Price (as set forth in the Warrant) therefor payable in immediately available funds; or

               (b) The holder of a Warrant may also exercise such Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the Company at its office maintained for such purpose pursuant to Section 12(d): (i) a written notice of such holder's election to exercise such Warrant, which notice shall specify the number of Warrant Shares to be delivered to such holder and the number of Warrant Shares with respect to which such Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the holder, and (ii) the Warrant. For purposes of this provision, all Warrant Shares as to which the Warrant is surrendered will be attributed a value equal to (x) the current market price per share of Common Stock (determined in the manner set forth in Section 7(f)) minus (y) the current Exercise Price per share of Common Stock.

          Such notice may be in the form of Election to Purchase substantially in the form of Exhibit B attached hereto. Upon delivery thereof, together with the Warrant and the Exercise Price, as applicable, and such holder becoming a party to the Securityholders' Agreement, dated as of the date hereof (the "Securityholders' Agreement"), by and among the Company, the FS Parties and the other parties thereto if such holder shall not already be a party thereto, the Company shall cause to be executed and delivered to such holder within five business days a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

          The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder (subject to the terms of the Securityholders' Agreement), as of the time said notice is delivered to the Company as aforesaid; PROVIDED that such shares shall be subject to the provisions of the Securityholders' Agreement. If a Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant dated the date it is issued, evidencing the rights of such holder to purchase the remaining Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the Warrant shall be returned to such holder.

          All Warrant Shares issuable upon the exercise of a Warrant shall be validly issued, fully paid and nonassessable and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the holder thereof or the restrictions set forth in the Securityholders' Agreement.

          The Company will not close its books against the transfer of a Warrant or of any Warrant Shares in any manner which interferes with the timely exercise of a Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of a Warrant is at all times equal to or less than the Exercise Price then in effect.

     SECTION 2.     AUTOMATIC EXERCISE OF WARRANT.
                    -----------------------------

          Notwithstanding the prior delivery of a notice pursuant to Section 1 hereto, in the event an Automatic Exercise Event (as defined below) occurs prior to the Expiration Date, without any action by the Company or the FS Parties, the Warrants shall automatically be exercised in a "cashless" or "net issue" exercise pursuant to which (i) the Exercise Price shall be paid to the Company entirely in Warrant Shares (or such other consideration as set forth in Section 7(l) hereto), which for purposes of this provision, will be attributed a value equal to (x) the current market price per share of Common Stock (determined in the manner set forth in Section 7(f)) to the holders thereof minus (y) the current Exercise Price per share of Common Stock, and (ii) the Company, subject to the following paragraph of this Section 2, shall deliver to the holders thereof the number of Warrant Shares remaining after subtracting the Exercise Price; PROVIDED, HOWEVER that if, upon an Automatic Exercise Event, the amount set forth in subclause (y) of the foregoing clause (i) shall be equal to or greater than the amount set forth in subclause (x) of the foregoing clause (i), then the Warrants, without any action by the Company or the FS Parties, shall be cancelled and shall cease to represent the right to receive any Warrant Shares or other security, property or asset of the Company or any surviving entity.

          As soon as practicable after an Automatic Exercise Event, the Company shall deliver a notice of such Automatic Exercise Event to each of the holders of the Warrants. Upon delivery of the Warrants to the Company by a holder thereof and such holder becoming a party to the Securityholders' Agreement, if such holder shall not already be a party thereto, the Company shall cause to be executed and delivered to such holder within five business days a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable as a result of such Automatic Exercise Event.

          The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified by the Warrant holders and shall be registered in the name of such holder or such other name or names as shall be designated by the Warrant holders. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder (subject to the terms of the Securityholders' Agreement), as of the time of the Automatic Exercise Event; PROVIDED that such shares shall be subject to the provisions of the Securityholders' Agreement.

          All Warrant Shares issuable upon an Automatic Exercise Event shall be validly issued, fully paid and nonassessable and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the holder thereof or the restrictions set forth in the Securityholders' Agreement.

          The Company will not close its books against the transfer of a Warrant or of any Warrant Shares in any manner which interferes with the exercise of a Warrant pursuant to an Automatic Exercise Event. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of a Warrant pursuant to an Automatic Exercise Event is at all times equal to or less than the Exercise Price then in effect.

          For purposes of this Agreement, an "Automatic Exercise Event" shall mean either (a) the completion of a sale of shares of any class of the Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-8 or any similar or successor form) filed under the Securities Act pursuant to which the Company becomes listed on a national securities exchange or on the NASDAQ Stock Market (the "Initial Public Offering"), (b) any "person" or "group," (each as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than BLUM Capital Partners, L.P. ("BLUM") and its affiliates, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding voting stock of the Company, including by way of merger, consolidation or otherwise, and BLUM and its affiliates cease to control the Company's Board of Directors, (c) any sale of all or substantially all of the assets of the Company and its subsidiaries to any "person" or "group," (each as defined in Rules 13d-3 and 13d-5 under the Exchange Act) other than BLUM and its affiliates, or (d) any merger, consolidation or other transaction or series or related transactions after the consummation of which the shares owned by the holders of the Company's outstanding voting stock possessing a majority of the voting power to elect the Company's Board of Directors immediately prior to the occurrence of such transaction or transactions cease to constitute a majority of the Company's outstanding voting stock possessing the voting power to elect the Company's Board of Directors (or equivalent governing body).

     SECTION 3.     TRANSFER, DIVISION AND COMBINATION.
                    ----------------------------------

          Subject to the Securityholders' Agreement, the Warrants are, and all rights thereunder are, transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon (a) surrender of a Warrant at the office of the Company maintained for such purpose pursuant to Section 12(d), together with a written assignment of such Warrant duly executed by the holder thereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer, and (b) a signed agreement by the assignee or assignees to become a party to the Securityholders' Agreement prior to the exercise of such Warrant, provided, that, if Warrants are transferred to any person or entity that is entitled to hold only Class A Common Shares, par value $0.01, of the Company ("Class A Common Shares") pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation or the Securityholders' Agreement then such transferred Warrants shall only be exercisable for Class A Common Shares. Upon such surrender and, if required, such payment, the Company shall, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and the surrendered Warrant shall promptly be canceled. If and when a Warrant is assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the absolute owner of such Warrant for all purposes and the Company shall not be affected by any notice to the contrary. A Warrant, if properly assigned in compliance with this Section 3, may be exercised by an assignee for the purchase of shares of Common Stock or Class A Common Stock, as the case may be, without having a new Warrant issued.

          A Warrant may, be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or its agent or attorney. Subject to compliance with the preceding paragraph, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

     SECTION 4.     PAYMENT OF TAXES.
                    ----------------

          The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 5.     MUTILATED OR MISSING WARRANTS.
                    -----------------------------

          In case any of the Warrant shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     SECTION 6.     RESERVATION OF WARRANT SHARES.
                    -----------------------------

          The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each holder pursuant to Section 9 hereof.

     SECTION 7.     ADJUSTMENT OF EXERCISE PRICE.
                    ----------------------------

          The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 7. For purposes of this
Section 7, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

                (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.
                    --------------------------------------

          If the Company:

                    (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                    (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                    (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                    (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                    (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action and the number and kind of shares into which a Warrant is exercisable shall all be adjusted appropriately so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock.

After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

          Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) ADJUSTMENT FOR RIGHTS ISSUE.
              ---------------------------

          If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date for such distribution to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                                                O +    N  X  P
                                                      ---------
                                    E'   =   E  x         M
                                                         ---
                                                       O  +  N
        where:

                      E'     =      the adjusted Exercise Price.
                      E      =      the current Exercise Price.
                      O      =      the number of shares of Common Stock
                                    outstanding on the record date.
                      N      =      the number of additional shares of Common
                                    Stock offered pursuant to such rights issue.
                      P      =      the offering price per share of the
                                    additional shares.
                      M      =      the current market price per share of
                                    Common Stock on the record date.

          The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          (c) ADJUSTMENT FOR OTHER DISTRIBUTIONS.
              ----------------------------------

          If the Company distributes to all holders of its Common Stock any assets (excluding cash) or debt securities or any rights or warrants to purchase debt securities, assets or other securities, the Exercise Price shall be adjusted in accordance with the formula:

                                    E'   =   E  x      M  -  F
                                                      ---------
                                                          M
        where:

                      E'     =      the adjusted Exercise Price.
                      E      =      the current Exercise Price.

                      M      =      the current market price per share of
                                    Common Stock on the record date mentioned
                                    below.
                      F      =      the aggregate fair market value on the
                                    record date of the assets, securities,
                                    rights or warrants divided by the number of outstanding shares of Common Stock on the record date for such distribution. The
                                    Board of Directors of the Company shall
                                    determine the fair market value.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          (d) ADJUSTMENT FOR COMMON STOCK ISSUE:
              ---------------------------------

          If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                                                             P
                                                            ---
                                    E'   =    E  x     O  +  M
                                                      ---------
                                                          A
        where:

                      E'     =      the adjusted Exercise Price.
                      E      =      the then current Exercise Price.
                      O      =      the number of shares outstanding
                                    immediately prior to the issuance of such
                                    additional shares.
                      P      =      the aggregate consideration received
                                    for the issuance of such additional shares.
                      M      =      the current market price per share on the
                                    date of issuance of such additional shares.
                      A      =      the number of shares outstanding
                                    immediately after the issuance of such
                                    additional shares.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

          This subsection (d) does not apply to:

                    (1) any of the transactions described in subsections (b) and (c) of this Section 7,

                    (2) the exercise of Warrants, or the conversion or exchange of other securities convertible into, or exchangeable or exercisable for, Common Stock,

                    (3) Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common
          Stock would otherwise be covered by this subsection (d),

                    (4) Common Stock issued upon the exercise of rights or warrants issued to the holders of Common Stock,

                    (5) Common Stock issued to shareholders of any person which merges into the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

                    (6) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting,

                    (7) Common Stock issued in a bona fide private placement to, or through a placement agent which is, a member firm of the National Association of Securities Dealers, Inc., or

                    (8) Common Stock issued as a dividend on any preferred stock in accordance with the stated terms of such preferred stock and in lieu of cash dividends otherwise payable on such preferred stock pursuant to the instrument under which the preferred stock was issued.

          (e) ADJUSTMENT FOR CONVERTIBLE SECURITIES ISSUE.
              -------------------------------------------

          If the Company issues any securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 7) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                                                             P
                                                            ---
                                    E'   =    E  x     O  +  M
                                                      ---------
                                                       O  +  D
        where:

                      E'     =      the adjusted Exercise Price.
                      E      =      the then current Exercise Price.
                      O      =      the number of shares outstanding
                                    immediately prior to the issuance of
                                    such securities.
                      P      =      the aggregate consideration received for
                                    the issuance of such securities.
                      M      =      the current market price per share of
                                    Common Stock on the date of issuance of
                                    such securities.
                      D      =      the maximum number of shares deliverable
                                    upon conversion or in exchange for such
                                    securities at the initial conversion or
                                    exchange rate.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

          If all of the Common Stock deliverable upon conversion or exchange of such securities has not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

          This subsection (e) does not apply to:

                    (1) convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

                    (2) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting,

                    (3) convertible securities issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc.,

                    (4) rights, warrants and convertible and exchangeable securities outstanding on or prior to the date of issuance of the Warrant, or

                    (5) convertible securities or warrants issued in connection with the incurrence of debt by the Company or any of its subsidiaries, so long as the fair value allocable to such convertible securities or warrants (taking into account the terms of the debt), together with any consideration payable to the Company upon conversion or exercise of such convertible securities or warrants, treating such convertible securities or warrants on an as converted basis, is no less than the then current market price of Common Stock on the date of issuance of such convertible securities or warrants.

          (f) CURRENT MARKET PRICE.
              --------------------

          Subject to the last two sentences of this subsection (f), in subsections (b), (c), (d) and (e) of this Section 7, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ National Market, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations (including, without limitation, during the period prior to the Initial Public Offering), the Board of Directors of the Company shall determine the current market price on the basis of such quotations, if available, or other valuation information as it in good faith considers appropriate. In the event of the Initial Public Offering, the current market price per share of Common Stock shall be the Quoted Price on the day of such Initial Public Offering.

          (g) CONSIDERATION RECEIVED.
              ----------------------

          For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 7, the following shall apply:

                    (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                    (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                    (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

          (h) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED.
              ------------------------------------------

          No adjustment in the Exercise Price need be made unless the adjustment would require on increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Section shall be made to the nearest cent or nearest 1/100th of a share as the case may be.

          (i) WHEN NO ADJUSTMENT REQUIRED.
              ---------------------------

          No adjustment need be made for a transaction referred to in subsection
(a), (b), (c), (d) or (e) of this Section 7 if Warrant holders are permitted to participate in the transaction (without being required to exercise their Warrants in order to do so) on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

          No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

          No adjustment need be made for a change in the par value or no par value of the Common Stock.

          To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          (j) NOTICE OF ADJUSTMENT.
              --------------------

          Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 9 hereof.

          (k) VOLUNTARY REDUCTION.
              -------------------

          The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; PROVIDED, HOWEVER, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

          Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

          A reduction of the Exercise Price pursuant to this clause (k) does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d) and (e) of this Section 7.

          (l) REORGANIZATION OF COMPANY.
              -------------------------

          If the Company consolidates or merges with or into, or sells, transfers or leases all or substantially all of its assets to, any person (including, without limitation, in a transaction that is an Automatic Exercise Event), upon consummation of such transaction the Warrants shall automatically become exercisable (or, in the event of an Automatic Exercise Event, be exercised) for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, sale, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Unless such transaction shall have been an Automatic Exercise Event, concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger, if other than the Company, or the person to which such transfer, sale or lease shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to warrant holders a notice describing the supplemental Warrant Agreement.

          If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

          If this subsection (l) applies, subsections (a), (b), (c), (d) and (e) of this Section 7 do not apply.

          (m) DETERMINATIONS CONCLUSIVE.
              -------------------------

          Any determination that the Company or the Board of Directors of the Company must make pursuant to subsection (a), (c), (d), (e), (f), (g) or (i) of this Section 7 is conclusive, provided the Board of Directors has acted reasonably.

          (n) WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED.
              ----------------------------------------

          In any case in which this Section 7 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and such securities or assets, if any, issuable upon such exercise over and above the Warrant Shares and such securities or assets, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 8; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (o) ADJUSTMENT IN NUMBER OF SHARES.
              ------------------------------

          Upon each adjustment of the Exercise Price pursuant to this Section 7, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                                    N'   =    N  x        E
                                                         ---
                                                          E'
        where:

                      N'     =      the adjusted number of Warrant Shares
                                    issuable upon exercise of a Warrant by
                                    payment of the adjusted Exercise Price.
                      N      =      the number of Warrant Shares previously
                                    issuable upon exercise of a Warrant by
                                    payment of the Exercise Price prior to
                                    adjustment.
                      E'     =      the adjusted Exercise Price.
                      E      =      the Exercise Price prior to adjustment.

     SECTION 8. FRACTIONAL INTERESTS.
                --------------------

          The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8 be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the current Exercise Price, multiplied by such fraction.

SECTION 9.     NOTICES TO WARRANT HOLDERS.
               --------------------------

          Upon any adjustment of the Exercise Price pursuant to Section 7, the Company shall promptly thereafter cause to be given to each of the registered holders of the Warrants at its address appearing on the Warrant register written notice of such adjustment by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 7.

        In case:

               (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

               (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of indebtedness or assets, including cash dividends or cash distributions payable out of consolidated current or retained earnings, but not including dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 7 hereof; or

               (c) of any consolidation or merger to which the Company is a party and of which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

               (e) the Company proposes to take any action (other than actions of the character described in Section 7(a)) that would require an adjustment of the Exercise Price pursuant to Section 7;

then the Company shall cause to be given to each of the registered holders of the Warrants at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, sale, transfer, lease, dissolution, liquidation, winding up or other action. The failure to give the notice required by this Section 9 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter or any rights whatsoever as shareholders of the Company.

     SECTION 10.    AMENDMENTS.
                    ----------

          The terms of this Warrant Agreement and the Warrants may be amended by the Company, and the observance of any term herein or therein may be waived, but only with the written consent of the holders of Warrants representing a majority in number of the total Warrant Shares at the time purchasable upon the exercise of all then outstanding Warrants, provided that no such action may change the Exercise Price (other than in accordance with Section 7(k) hereof) without the written consent of all holders of Warrants affected thereby.

     SECTION 11.    MISCELLANEOUS.
                    -------------

               (a) ISSUE DATE. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof.

               (b) SUCCESSORS. This Warrant shall be binding upon any successors or assigns of the Company.

               (c) GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

               (d) OFFICE OF THE COMPANY. So long as the Warrants remain outstanding, the Company shall maintain an office where the Warrants may be presented for exercise, transfer, division and combination. Such office shall be at 200 North Sepulveda Boulevard, El Segundo, California 90245-4380, unless and until the Company shall designate and maintain another office for such purposes, in which case the Company shall deliver notice of such change to all holders of outstanding Warrants in the manner set forth herein.

              (e) HEADINGS. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this agreement.

               (f) NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three days after being sent via air courier, in all cases addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten days advance written notice to the other party. Notwithstanding the foregoing, notice may be given by telex or facsimile provided that appropriate confirmation of receipt is received.

                    (g) SATURDAYS, SUNDAYS, HOLIDAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                          CBRE HOLDING, INC.


                          By:           /S/ WALTER V. STAFFORD
                                 -------------------------------------------
                                 Name:  Walter V. Stafford
                                 Title: Secretary


                          FS EQUITY PARTNERS III, L.P.


                                 By:    FS Capital Partners, L.P.
                                 Its:   General Partner

                                 By:    FS Holdings, Inc.
                                 Its:   General Partner

                          By:           /S/ JAMES F. SIMMONS
                                 -------------------------------------------
                                 Name:  James F. Simmons
                                 Title: Chief Financial Officer


                          FS EQUITY PARTNERS INTERNATIONAL, L.P.


                                 By:    FS&Co. International, L.P.
                                 Its:   General Partner

                                 By:    FS International Holdings Limited
                                 Its:   General Partner

                          By:           /S/ JAMES F. SIMMONS
                                 -------------------------------------------
                                 Name:  James F. Simmons
                                 Title: Vice President

                          [FORM OF WARRANT CERTIFICATE]

                                     [FRONT]

                     EXERCISABLE ON OR AFTER AUGUST 26, 2007
                        AND ON OR BEFORE AUGUST 27, 2007
                       OR UPON AN AUTOMATIC EXERCISE EVENT

No. ___                                                      _________ Warrants

                               WARRANT CERTIFICATE

                               CBRE HOLDING, INC.

          This Warrant Certificate certifies that ________________________, or registered assigns, is the registered holder of ___________________ Warrants expiring ___________________ (the "Warrants") to purchase shares of Class B Common Stock (the "Common Stock") of CBRE Holding, Inc. (the "Company"). Each Warrant entitles the holder, (i) unless an Automatic Exercise Event shall occur on or prior to August 27, 2007, upon exercise to receive from the Company on or after August 26, 2007 and on or before 5:00 p.m. Los Angeles Time on August 27, 2007 one fully paid and nonassessable share of Common Stock (a "WARRANT SHARE") at the initial exercise price (the "Exercise Price") of $30.00, payable in lawful money of the United States of America or in Warrant Shares by "cashless exercise," upon surrender of this Warrant Certificate and payment of the Exercise Price at the principal office of the Company, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof, or (ii) upon the occurrence of an Automatic Exercise Event on or prior to August 27, 2007, to receive automatically from the Company a Warrant Share at the Exercise Price, payable by "cashless exercise," upon surrender of this Warrant Certificate and payment of the Exercise Price at the principal office of the Company, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

          Except in connection with an Automatic Exercise Event, no warrant may be exercised before August 26, 2007 or after 5:00 PM, Los Angeles time, on August 27, 2007 and to the extent not exercised by, or an Automatic Exercise Event shall not have occurred by, such time, such Warrants shall become void.

          This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of Delaware.

          IN WITNESS WHEREOF, CBRE Holding, Inc. has caused this Warrant Certificate to be signed by its President and by its Secretary, each by his signature or a facsimile of his signature.

        Dated:
               --------------

                                By:
                                       -----------------------------------------
                                                        President


                                By:
                                       -----------------------------------------
                                                        Secretary

                          [FORM OF WARRANT CERTIFICATE]

                                    [REVERSE]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring August 27, 2007 entitling the holder on exercise to receive shares of Class B Common Stock, of the Company (the "Common Stock"), $.01 par value, and are issued or to be issued pursuant to a Warrant Agreement dated as of _________ ____, 2001 (the "WARRANT Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Unless an Automatic Exercise Event shall occur on or prior to August 27, 2007, warrants may be exercised at any time on or after August 26, 2007 and on or before August 27, 2007. The holder of Warrants evidenced by this Warrant Certificate may exercise them, subject to the limitations set forth in the Warrant Agreement, by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash or immediately available funds or in Warrant Shares by "cashless exercise," at the principal office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          Upon the occurrence of an Automatic Exercise Event on or prior to August 27, 2007, the Warrants evidenced by this Warrant Certificate shall automatically be exercised, subject to the limitations set forth in the Warrant Agreement, and the holder thereof shall be entitled to receive, upon surrendering this Warrant Certificate, together with payment of the Exercise Price in Warrant Shares by "cashless exercise," at the principal office of the Company, the number of Warrant Shares resulting after subtracting such Exercise Price.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of Warrant Shares into which this Warrant is exercisable set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

          Warrant Certificates, where surrendered at the principal office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the principal office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement (including, without limitation, delivery to the Company of the written agreement of such transferee(s) to become party to the Securityholders' Agreement, dated as of _______ ___, 2001, by and among the Company and the other parties thereto, if such transferee(s) are not already party thereto, prior to receipt from the Company of any Warrant Shares as a result of the exercise of the Warrants represented by such Warrant Certificate), without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitle any holder hereof to any rights of a stockholder of the Company.

                              ELECTION TO PURCHASE
         (TO BE EXECUTED UPON EXERCISE OF WARRANT PURSUANT TO SECTION 1)

          The undersigned hereby irrevocably elects to exercise the right represented by this Warrant, to receive __________ shares of Class B Common Stock and hereby tenders payment for such shares [to the order of BLUM CB Holding Corp. by cash or immediately available funds in the amount of $ _______] [by delivery to the Company of __________ Warrant Shares with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the holder] in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of __________________, whose address is __________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of____________________, whose address is ______________________, and that such
Warrant be delivered to __________________, whose address is____________________.

        Date:
               -----------------------------

        ------------------------------------
        Print Name


        ------------------------------------
        Signature Guaranteed*







__________________
* The signature must be guaranteed by a bank or trust company having an office in Los Angeles, California, or by a firm having membership on the New York Stock Exchange.